Exhibit 99.1

P R E S S A N N O U N C E M E N T

Investor Contact:	Press Contact:
Brian Flanagan	Erica Burns
Progress Software	Progress Software
+1 781 280 4817	+1 888 365 2779 (x3135)
flanagan@progress.com	erica.burns@progress.com

Progress Software CFO, Chris Perkins, Announces Plans to Retire

BEDFORD, MA, March 30, 2016 (BUSINESSWIRE) — Progress (NASDAQ: PRGS) today announced that Chris E. Perkins, the company’s Chief Financial Officer, has informed the company that he plans to retire after a transition period while we search for his replacement. Mr. Perkins joined Progress as its CFO in February 2013. The Company will commence a search for a new CFO shortly.

“Chris’ contributions have been critical in guiding us through the strategic transformation we began almost four years ago”, said Phil Pead, Progress’ President and CEO. “Chris has built a strong team during his time here and we are confident that with his leadership through this transition, we will continue to build on the momentum we’ve achieved”.

Mr. Perkins reflected, “Though there never seems to be the perfect time to make these life choices, I believe that Progress is on solid financial footing and well-positioned to move to its next milestone of growth. I feel fortunate to have been a part of the company during this critical phase of its transformation and look forward to following its future success.”

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe”, other terms of similar meaning or the use of future dates.

Forward-looking statements in this press release include, but are not limited to, statements regarding Progress's business outlook and growth potential. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation:

(1) Economic, geopolitical and market conditions, including the continued difficult economic environment in Brazil and continued slow economic recovery in Europe and other parts of the world, can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (2) We may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, fluctuations in currency exchange rates, or a decline in our renewal rates for contracts. (3) Our ability to successfully manage transitions to new business models and markets, including an increased emphasis on a cloud and subscription strategy, may not be successful. (4) If we are unable to develop new or sufficiently differentiated products and services, or to enhance and improve our existing products and services in a timely manner to meet market demand, partners and customers may not purchase new software licenses or subscriptions or purchase or renew support contracts. (5) We depend upon our extensive partner channel and we may not be successful in retaining or expanding our relationships with channel partners. (6) Our international sales and operations subject us to additional risks that can adversely affect our operating results, including risks relating to foreign currency gains and losses. (7) If the security measures for our software, services or other offerings are compromised or subject to a successful cyber-attack, or if such offerings contain significant coding or configuration errors, we may experience reputational harm, legal claims and financial exposure. (8) We may make acquisitions in the future and those acquisitions may not be successful, may involve unanticipated costs or other integration issues or may disrupt our existing operations. For further information regarding risks and uncertainties associated with Progress's business, please refer to Progress's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2015. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

Progress Software Corporation

Progress (NASDAQ: PRGS) is a global software company that simplifies the development, deployment and management of business applications on-premise or in the cloud, on any platform or device, to any data source, with enhanced performance, minimal IT complexity and low total cost of ownership. Progress can be reached at www.progress.com or 1-781-280-4000.

Progress is a trademark or registered trademarks of Progress Software Corporation or one of its subsidiaries or affiliates in the U.S. and other countries. Any other trademarks contained herein are the property of their respective owners.

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